Investor Presentation December 2013 Exhibit 99.1

2 Fiscal 2014 first quarter results are unaudited. This presentation contains “forward-looking statements” which are statements relating to future events, future financial performance, strategies, expectations, and the competitive environment. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements include statements of expectations regarding the businesses acquired during fiscal 2013 (the “acquired subsidiaries”), including expected benefits and synergies of the transaction, future financial and operating results, and other statements regarding events or developments that the Company believes or anticipates will or may occur in the future as a result of the recently completed acquisition. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “forecast,” “may,” “should,” “could,” “project,” “looking ahead” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not read forward looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of whether or at what time such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to factors described under Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended July 27, 2013, and other risks outlined in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. This presentation includes certain “Non-GAAP” financial measures as defined by SEC rules. We believe that the presentation of certain Non-GAAP financial measures provides information that is useful to investors because it allows for a more direct comparison of our performance for the period with our performance in the comparable prior-year periods. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 29 through 34 of this presentation. We caution that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Forward Looking Statements and Non-GAAP Information

3 Positioned for strong equity returns  A leading supplier of specialty contracting services to telecommunication providers nationwide  Telecommunications networks fundamental to economic progress  Firm end market opportunities  Wireless carriers upgrading from 3G to 4G technologies  Telephone companies deploying FTTX to enable video offerings  Cable operators continuing to deploy fiber to small and medium businesses  Industry participants aggressively extending or deploying fiber networks to provide wireless backhaul services  Current end market drivers may indicate an emerging industry wide consensus that network bandwidth, both wireline and wireless, needs to increase dramatically

4 Nationwide Footprint and Significant Resources (*) Includes cash and equivalents of $14.4 million and availability on Senior Credit Facility of $142.3 million See “Regulation G Disclosure” slides 29-34 for a reconciliation of GAAP to Non-GAAP financial measures.  Headquartered in Palm Beach Gardens, Florida  Nationwide footprint  Operates in all 50 states, Washington, D.C. and in Canada  Over 40 operating subsidiaries and hundreds of field offices  Revenues of $512.7 million in Q1-14 grew organically 10.0% year over year  EPS of $0.54 in Q1-14 grew 47.8% from Q1-13 Non-GAAP EPS of $0.36  Strong financial profile  Total liquidity of $156.7 million (*) at October 26, 2013  $400 million Senior Credit Facility maturing in December 2017  7.125% Senior Subordinated Notes due 2021  Over 11,100 employees

5 Services Crucial to Customer Success Engineering Underground Facility Locating Outside Plant & Equipment Installation Premise Equipment Installation Wireless Services

6 Intensely Focused on Telecommunications Market Contract Revenues $512.7 million Quarter Ended October 26, 2013 87.8% 7.1%5.1% Telecommunications Underground Facility Locating Electric and Gas Utilities and Other Construction and Maintenance

7 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% GDP Traffic Industry Drivers Strong Secular Trend Sources: U.S. Telecom, The Broadband Association Cisco Visual Networking Index U.S. National Bureau of Economic Analysis N o rth Am eri ca In ter n et P ro to co l Traffic (Petab ytes p er Mo n th ) Q u ar terly G DP C h an ge “9 billion mobile subscriptions by 2019, 8 billion mobile broadband subscriptions, three times as many smartphones in the world in 2019, which is an extremely important driver for traffic, and of course, 10 times more data traffic, mainly driven by video.” Hans Vestberg, President & CEO, Ericsson – November 2013

8 Key Driver: Wireless Network Upgrades Number of US cell sites “Our consistent investment in Wireless is the foundation of our success and drives our leadership in network quality, reliability and the overall customer experience. We will continue to build on our network advantage in 4G LTE by deploying capital to provide additional capacity and density to our network.” Fran Shammo, EVP & CFO , Verizon - October 2013  Wireless network spending increasing faster than overall spending  Dycom entered wireless market in December 2010 and is further expanding its wireless services to key customers  Strong growth opportunities as industry migrates from 3G to 4G technologies Sources: CTIA - 50,000 100,000 150,000 200,000 250,000 300,000 350,000

9 Key Driver: FTTx Deployments Cumulative Subscribers “And it is going to be a dogfight between us and cable for the next 20 years; I don't see that changing. They will invest and they will step up. We will invest, it will go back and forth. But I feel really good that we will -- we're doing very well against cable today.” Randall Stephenson – Chairman & CEO, AT&T – September 2013  A significant competitive response by telephone companies to cable MSO’s  Key customer reaccelerating spending for fiber to the home and businesses 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 5,500,000 3Q 08 1Q 09 3Q 09 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 Verizon FiOS Video AT&T U-Verse Sources: Individual Company Releases & Transcripts

10 $9.5B $20.0B $30.0B Key Driver: Fiber to Businesses Business Services Revenue and Addressable Business Services Market “The medium side. This is an enormous opportunity for our Company. We have invested about $2.5 billion over the last five years in building the business services business. And today, we have a $3.2 billion run rate business, we have accretive margins, we have meaningful free cash flow, and we have, give or take, 10% to 12% market share.” Michael Angelakis- Vice Chairman & CFO, Comcast - September 2013 TTM Q3-13 Business Services Revenue $6.0 Billion Addressable Business Services Market $60 Billion Sources: Individual Company Releases & Transcripts $0.8B $2.2B$3.0B

Key Driver: Wireless Backhaul

Mobile Data Traffic Growth Relative to 2009


Mobile Data Traffic Growth Relative to 2009
50X
40X
30X
20X
10X
0X
2009
2010
2011
2012
2013E
2014E
Yankee Group
Coda Research
Cisco Systems, Inc.
Average

Sources: FCC OBI Technical Paper 6, Mobile Broadband: The Benefits of Additional Spectrum

- *Very attractive returns to our customers*
- *Telephone, cable and other companies aggressively deploying fiber to provide wireless backhaul services*
- *Continues to provide significant growth opportunities*

"… a third key strategic initiative is investing in fiber builds to as many towers in our service areas as economically feasible. During the third quarter, we completed approximately 1,200 fiber to tower builds for a total of over 17,900 across our footprint. We currently expect to complete a total of 3,500 to 4,000 builds in 2013."

Glen Post, CEO & President, CenturyLink, Inc. - November 2013

11

12 Local Credibility, National Capability Dycom Headquarters Subsidiary Headquarters Dycom’s Nationwide Presence Subsidiaries Acquired in 2013

13 Focused on High Value Profitable Growth  Anticipate emerging technology trends which drive capital spending  Deliberately target high quality, long-term industry leaders which generate the vast majority of the industry’s profitable opportunities  Selectively acquire businesses which complement our existing footprint and enhance our customer relationships, as evidenced with recent M&A activity  Leverage our scale and expertise to expand margins through best practices

14 17.5% 15.5% 10.5% 8.4%5.3% 5.0% 4.5% 2.0% 1.5% 29.8% Well Established Customers Blue-chip, predominantly investment grade clients comprise the vast majority of revenue Q1-14 Customer Revenue Breakdown Comcast AT&T CenturyLink Verizon Windstream Charter Ericsson Time Warner Cable Other Frontier

15 Durable Customer Relationships Revenues ($ in millions) FY 2013 reflects the results of the businesses acquired in fiscal 2013, including the operations of the telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc. For comparison purposes, when customers have been combined through acquisition or merger, their revenues have been combined for all periods. $- $50 $100 $150 $200 $250 $300 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 AT&T Comcast CenturyLink Verizon Adelphia Charter Comm Time Warner Cable Windstream $0 $200 $400 $600 $800 $1,000 $1,200 $1,4 0 $1,600 $1,800 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 Top 5 All Other $842 $958 $995 $1,138 $1,230 $1,107 $989 72% 72% 67% 66% 66% 66%67% 33%34%33%28%28% 34%34% $1,036 62% 38% $1,201 60% 40% $1,609 41% 59%

16 64.1% 14.0% 21.9% Anchored by Long-Term Agreements Revenues by Contract Type Quarter Ended October 26, 2013 Master Service Agreements Long-term contracts Short-term contracts  Master Service Agreements (MSA’s)  Multi-year, multi-million dollar arrangements covering thousands of individual work orders  Generally exclusive requirement contracts  Long-term contracts relate to specific projects with terms in excess of one year from the contract date  Dycom is party to numerous MSA’s and other arrangements with customers that extend for periods of one or more years and generally maintains multiple agreements with each customer  Short-term contracts relate to spot market requirements  Significant majority of contracts are based on units of delivery

17 Robust Cash Flow Capital Investments FY2004 – FY 2013 ($ in millions) $923 million Cash flow from operations $547 million Provided by borrowings, other financing and investing activities and beginning cash on hand Cumulative Cash Flows Fiscal 2004 – Fiscal 2013 $1.470 Billion for Investment Note: Amounts represent cumulative cash flow for fiscal 2004 – fiscal 2013; Fiscal 2013 acquisitions include Q2-13 acquisition of telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc., and Q4-13 acquisitions of Sage Telecommunications Corp of Colorado, LLC and certain assets of a tower construction and maintenance company. See “Regulation G Disclosure” for a summary of amounts. $482 $347 $312 $330 $- $200 $400 $600 $800 Capital Expenditures Business Acquisitions Share Repurchases FY'13 $677 FY 2004 - 2012

Financial Update

19 Financial Overview  Organic revenue growth of 10.0% during Q1-2014  Backlog of $1.996 billion at October 26, 2013  Solid margins and earnings  Strong balance sheet, cash flow and liquidity  Capital structure designed to produce strong equity returns

20 19.2% 17.3% 9.0% 2.4% 3.5% 6.2% 7.5% 10.0% 10.1% 8.2% 1.9% -2.4% 4.0% 10.7% 12.6% 15.8% -10% 0% 10% 20% 30% Q2-12 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Organic Growth % Organic Growth % - Excluding stimulus revenue $1,107 $989 $1,036 $1,201 $1,271 $338 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 FY2009 FY2010(a) FY2011 FY2012 FY 2013(b) Businesses acquired in FY'13 $1,609 (12.0)% (10.5)% 2.0% 15.4% 4.9% (15)% (10)% (5)% 0% 5% 10% 15% 20% FY2009 FY2010 FY2011 FY2012 FY 2013 $267 $296 $318 $323 $293 $314 $340 $356 $76 $123 $139 $157 $- $60 $120 $180 $240 $300 $360 $420 $480 $540 Q2-12 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Businesses acquired in FY'13 $369 $437 $479 $513 Contract Revenue Growth Annual Contract Revenues ($ in millions) Quarterly Contract Revenues ($ in millions) Annual Organic Growth Quarterly Organic Growth (a)Fiscal 2010 includes an incremental week as the result of Dycom’s 52/53 week fiscal year. (b) Fiscal 2013 includes the results of businesses acquired in fiscal 2013 of $337.9 million Note: Businesses acquired in FY’13 includes the operations of the telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc. and Q4-13 acquisitions of Sage Telecommunications Corp of Colorado, LLC and certain assets of a tower construction and maintenance company. Results before Q2-13 reflect Dycom prior to these acquisitions. See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. * Stimulus revenues comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009. Organic Revenue Growth FY 2011 through Q1-2014 *

21 $117.2 $85.8 $110.2 $135.5 $179.8 10.6% 8.7% 10.6% 11.3% 11.2% 0% 5% 10% 15% 20% $0 $30 $60 $90 $120 $150 $180 FY2009 FY2010 FY2011 FY2012 FY2013 EBI TD A-A dju ste d as a % of Re ven ue An nu al E BIT DA EBITDA - Adjusted (Non-GAAP) (a) EBITDA - Adjusted as a % of Revenue Net Income - Non-GAAP Q1-13 $ 12.3 $ 18.7 Fully Diluted EPS $ 0.36 $ 0.54 Non-GAAP Q1-13 Q1-14Q1-13 $40.4 $63.2 $- $25 $50 $75 Q1-13 Q1-14 Adjusted EBITDA - Non-GAAP as a % of revenues: 12.5% 12.3% $20.9 $6.8 $21.9 $39.4 $39.8 $- $5 $10 $15 $20 $25 $30 $35 $40 $45 FY2009 FY2010 FY2011 FY2012 FY2013 Earnings Growth Annual EBITDA- Adjusted and EBITDA-Adjusted as a % of Revenue ($ in millions) Net Income – Non-GAAP ($ in millions) Adjusted EBITDA – Non-GAAP ($ in millions) Net Income and Earnings Per Share ($ in millions, except per share data) (a) The amounts and percentages for EBITDA – Adjusted are Non-GAAP financial measures adjusted to exclude certain items. See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. Note: FY’13 includes the operations of the telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc. and Q4-13 acquisitions of Sage Telecommunications Corp of Colorado, LLC and certain assets of a tower construction and maintenance company. FY-2009 - FY-2012 reflect Dycom prior to these acquisitions. Growth in EBITDA-Adjusted, Net Income and Earnings Per Share

22 Cash Flows and Liquidity Cash Flow from Operations and Cap-ex, net ($ in millions) $ 14.4 $ 18.6 $ 83.0 $ 49.0 120.3 121.9 281.0 281.1 $ 484.3 $ 452.0 $ 49.7 $ 46.7 $ 142.3 $ 179.3 (*) Includes debt premium of $3.5 million and $3.6 million at Q1-14 and Q4-13, respectively Letters of Credit outstanding Availability on Senior Credit Agreement $275 million revolver Term Loan Debt: Senior Credit Agreement, matures Dec-2017 Total debt 7.125% Senior Subordinated Notes, due Jan-2021 Cash and equivalents Liquidity ($ in millions) Q1-14 Q4-13 Strong Cash Flows and Liquidity Supports Growth $54.1 $43.9 $65.1 $106.7 $46.6 $49.2 $52.8 $58.8 $- $20 $40 $60 $80 $100 $120 FY2010 FY2011 FY2012 FY 2013 Cash Flow from Operations Cap-ex (net)(a) (a) Capital expenditures, net of proceeds from asset sales represents capital expenditures less proceeds from sale of assets.

Trend Schedule

DYCOM INDUSTRIES INC.

See Trend Schedule on Company's website at : http://dycomind.com/investor-center.aspx

- *Includes financial trend data of historical results, including calculations of certain Non-GAAP measures such as Organic Revenue and Adjusted EBITDA*
- *Provides the baseline financial information helpful to analyze the Company's outlook*

Trend Schedule - Selected Financial Information
(Unaudited)

Organic Revenue and Growth - baseline information for comparisons of FY 2014 to FY 2013
($ in millions)

Organic Revenue Calculations: For comparisons of FY 2014 to FY 2013	*Q1-14 Organic Growth % - Non-GAAP*	Q1-14	Q1-13	Q2-13	Q3-13 (c)	Q4-13 (c)
Organic Revenue	*10.0%*	$ 355.6	$ 323.3	$ 276.7	$ 437.4	$ 476.1
Q2-13 businesses acquired (a)		150.3	-	75.9	(d)	(d)
Q4-13 businesses acquired (b)		6.8	-	-	-	2.6
Storm restoration revenue		-	-	16.7	-	-
Total Revenue		$ 512.7	$ 323.3	$ 369.3	$ 437.4	$ 478.6
Adjusted EBITDA (Non-GAAP)		$ 63.2	$ 40.4	$ 37.2	$ 44.0	$ 58.1
Adjusted EBITDA (Non-GAAP) - as a % of Total Revenue		12.3%	12.5%	10.1%	10.1%	12.1%
Net cash flow from operating activities		$ (18.7)	$ 27.7	$ 63.5	$ 0.1	$ 15.4

The Company defines Adjusted EBITDA (Non-GAAP) as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, stock-based compensation expense, and certain non-recurring items.

(a) The telecommunications infrastructure services subsidiaries acquired on December 3, 2012 from Quanta Services, Inc. (the "Q2-13 businesses acquired").

(b) Sage Telecommunications Corp of Colorado, LLC and certain assets of a tower construction and maintenance company acquired during Q4-13 (the "Q4-13 businesses acquired").

(c) Organic Revenue in Q3-13 and Q4-13 includes $122.9 million and $136.5 million of revenues from Q2-13 businesses acquired.

(d) No adjustment required to calculate Organic Revenue since revenues of businesses acquired in Q2-13 will be included in both the current year and prior year period when making a comparison for Q3-14 and Q4-14.

Amounts may not add due to rounding.

Note: See "Regulation G Disclosure" slides 29-34 for a reconciliation of GAAP to Non-GAAP financial measures.

23

24 Capital Allocated to Maximize Shareholder Returns  Organic growth, solid free cash flow and confidence in industry outlook promotes capital allocation strategy to further expand shareholder returns  Fiscal 2013 acquisitions further strengthen our customer base, geographic scope, and technical service offerings  Share repurchases of over 15% of outstanding shares during fiscal 2011 through fiscal 2014 creates incremental shareholder value and reduces equity claims on future earnings

25 Selected Information from Q1-14 Dycom Results Conference Call Materials The following slides 26-27 were used on November 26, 2013 in connection with the Company’s conference call to discuss fiscal 2014 first quarter results and are included here for your convenience. Reference is made to slide 2 titled “Forward-Looking Statements and Non-GAAP Information” with respect to these slides. The information and statements contained in slides 26-27 that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on November 26, 2013 and November 27, 2013.

Q2-2014 Outlook

This slide was used on November 26, 2013 in connection with the Company's conference call to discuss fiscal 2014 first quarter results. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements below that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on November 26, 2013 and November 27, 2013.

DYCOM INDUSTRIES INC.

Q2-2014 Outlook (all amounts are estimates – actual amounts may differ)

($ in millions, except earnings per share)	Q2-2013	Q2-2014	Year Over Year Commentary
Contract Revenues ****Non-GAAP for Q2-13*** (excluding Acquired Revenues of $75.9 million and storm revenues of $16.7)	Organic Revenue $276.7* *Total Revenue* *$369.3*	$400.0 - $420.0 (including $110.0 - $120.0 from acquired subsidiaries)	❖ Mid to high single digit organic growth
Gross Margin % *(as a percent of revenue)*	18.4%	Gross Margin % down slightly from Q2-13 result	❖ Margins seasonally impacted by: *inclement winter weather *fewer available workdays due to holidays *reduced daylight work hours *restart of calendar payroll taxes ❖ Seasonality expected to have greater impact on acquired subsidiaries
G&A Expense % *(as a percent of revenue)* *(Q2-13 is Non-GAAP) (b)*	8.9%	9.5% - 9.9% of revenue	❖Dollar amount reflects growth outlook and is expected to include final integration expenses for acquired subsidiaries ❖Includes stock-based compensation of approximately $3.6 million compared to $2.5 million in Q2-13
Depreciation & Amortization ("D&A")	$20.8	$23.3 - $23.6	❖Increase due to recent cap-ex and a full quarter of results for Q2-13 acquired subsidiaries ❖Amortization of $4.8 million in Q2-14 compared to $5.0 in Q2-13
Interest Expense	$5.7	$6.8	❖Increase due to acquisition borrowings
Other Income – *Q2-13 Non-GAAP(b)*	$0.7	$0.2 - $0.5	❖Slightly below Q2-13
Adjusted EBITDA % *(a)(b)*	10.1%	Adjusted EBITDA % down from Q2-13	❖Impacted by margin changes and higher G&A expense
EPS–Diluted – *Q2-13 Non-GAAP (b)*	$ 0.15	$0.03 - $0.09	❖Year over year EPS decline resulting from incremental: * depreciation * interest *stock-based compensation
Diluted Shares (in millions)	33.5	Approximately 35.1	❖Increase impacted by vesting of employee equity awards

(a) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, stock-based compensation expense, and certain non-recurring items.

(b) Pre-tax acquisition related costs of $5.8 million are excluded from Q2-13 G&A Expense % and Adjusted EBITDA %. Q2-13 EPS – Diluted - Non-GAAP also excludes the impacts of these costs and excludes $0.3 million in write-off of deferred financing costs, all net of the related tax benefits.

Note: See "Regulation G Disclosure" slides 29-34 for a reconciliation of GAAP to Non-GAAP financial measures.

26

27 Looking Ahead to Q3-14 Looking Ahead Commentary Prior Period for 2014 Comparisons Q3-13 ($ in millions) Contract Revenues Mid single digit total revenue growth (including organic revenue growth which is low to mid single digit) resulting from: * services to wireless carriers which remain robust * cable construction which strengthens * continued wireline improvements by a key customer $ 437.4 Gross Margin % (as a percent of revenue) Gross margins which expand year over year as the result of: * legacy performance which remains solid * contributions of acquired companies 18.2% G&A Expense (G&A % as a percent of revenue) Includes stock-based compensation Total dollar amount higher year over year reflecting increased scale and expected stock- based compensation of approximately $3.2 million for Q3-14 (compared to $2.5 million in Q3-13) $ 38.2 8.7% Adjusted EBITDA – Non-GAAP EBITDA % which expands year over year in Q3-14 from margin improvement and greater operating efficiencies accompanying revenue growth $ 44.0 10.1% Other Factors: Depreciation & Amortization Declines to $22.3 - $22.8 in Q3-14 as the intangible amortization declines $ 24.5 Interest Expense Sequentially declines to approximately $6.7 million in Q3-14 $ 6.6 Other Income Increases to approximately $3.0 million in Q3-14 for seasonal asset sales $ 1.5 See “Regulation G Disclosure” slides 29-34 for a reconciliation of GAAP to Non-GAAP financial measures. This slide was used on November 26, 2013 in connection with the Company’s conference call to discuss fiscal 2014 first quarter results. Reference is made to slide 2 titled “Forward-Looking Statements and Non-GAAP Information” with respect to this slide. The information and statements below that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on November 26, 2013 and November 27, 2013.

Supplemental Schedules Regulation G Disclosures

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Contract Revenue and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions).

The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth.

	GAAP Contract Revenues	NON-GAAP ADJUSTMENTS		NON-GAAP Organic Contract Revenues (a)(b)	NON-GAAP ADJUSTMENTS	NON-GAAP Organic Contract Revenues - Excluding stimulus	Revenue Growth (Decline) %		
		Revenues from businesses acquired (a)	Revenues from storm restoration services		Organic revenues from customers for stimulus work (c)		GAAP %	NON-GAAP - Organic %	NON-GAAP - Organic % excluding stimulus (c)
Q1-14 Organic Growth:									
Q1-14	$ 512.7	$ (157.1)	$ -	$ 355.6	$ (19.7)	$ 335.9	58.6%	10.0%	15.8%
Q1-13	$ 323.3	$ -	$ -	$ 323.3	$ (33.1)	$ 290.2			
Prior Quarters Organic Growth:									
Q4-13	$ 478.6	$ (139.1)	$ -	$ 339.5	$ (19.9)	$ 319.6	50.5%	7.5%	12.6%
Q4-12	$ 318.0	$ -	$ (2.3)	$ 315.8	$ (31.9)	$ 283.9			
Q3-13	$ 437.4	$ (122.9)	$ -	$ 314.5	$ (19.0)	$ 295.5	47.7%	6.2%	10.7%
Q3-12	$ 296.1	$ -	$ -	$ 296.1	$ (29.2)	$ 266.9			
Q2-13	$ 369.3	$ (75.9)	$ (16.7)	$ 276.7	$ (20.3)	$ 256.4	38.1%	3.5%	4.0%
Q2-12	$ 267.4	$ -	$ -	$ 267.4	$ (20.8)	$ 246.6			
Q1-13	$ 323.3	$ -	$ -	$ 323.3	$ (33.1)	$ 290.2	1.2%	2.4%	-2.4%
Q1-12	$ 319.6	$ -	$ (3.7)	$ 315.8	$ (18.7)	$ 297.2			
Q4-12	$ 318.0	$ -	$ (2.3)	$ 315.8	$ (31.9)	$ 283.9	4.7%	9.0%	1.9%
Q4-11	$ 303.7	$ -	$ (14.1)	$ 289.7	$ (11.2)	$ 278.5			
Q3-12	$ 296.1	$ -	$ -	$ 296.1	$ (29.2)	$ 266.9	17.3%	17.3%	8.2%
Q3-11	$ 252.4	$ -	$ -	$ 252.4	$ (5.7)	$ 246.6			
Q2-12	$ 267.4	$ (13.6)	$ -	$ 253.8	$ (20.8)	$ 233.0	22.5%	19.2%	10.1%
Q2-11	$ 218.2	$ (5.3)	$ -	$ 212.9	$ (1.3)	$ 211.7			

(a) Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year quarter presented, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period (fiscal quarter) for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any.

(b) For comparisons of Organic Revenue beginning with Q3-14, Organic Revenue – Non-GAAP will include revenues of businesses acquired in Q2-13 as the revenues from these businesses will be included in both quarters (Q3-14 and Q3-13).

(c) Organic revenues from customers for stimulus work comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009.

Amounts may not add due to rounding.

29

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Selected Information- Reconciliation of GAAP to Non-GAAP Measures
($ in 000's, except per share amounts)

	Q1-14	Q1-13			Q2-13		
	Three Months Ended October 26, 2013	Three Months Ended October 27, 2012			Three Months Ended January 26, 2013		
	GAAP	GAAP	Reconciling Items	Non-GAAP	GAAP	Reconciling Items	Non-GAAP
Contract revenues	$ 512,720	$ 323,286	$ -	$ 323,286	$ 369,326	$ -	$ 369,326
Cost of earned revenues, excluding depreciation and amortization	410,119	257,066	-	257,066	301,516	-	301,516
General and administrative expenses	43,075	28,824	(710) (a)	28,114	38,827	(5,829) (a)	32,998
Depreciation and amortization	23,552	15,311	-	15,311	20,819	-	20,819
Interest expense, net	(6,886)	(4,197)	-	(4,197)	(5,748)	-	(5,748)
Other income, net	2,012	1,614	-	1,614	428	321 (b)	749
Income before income taxes	31,100	19,502	710	20,212	2,844	6,150	8,994
Provision for income taxes (c)	12,440	7,641	279	7,920	1,381	2,440	3,821
Net income	$ 18,660	$ 11,861	$ 431	$ 12,292	$ 1,463	$ 3,710	$ 5,173
Diluted income per share	$ 0.54	$ 0.35	$ 0.01	$ 0.36	$ 0.04	$ 0.11	$ 0.15
Shares used in computing Diluted EPS:	34,638,998	33,721,070		33,721,070	33,514,416		33,514,416

Amounts may not foot due to rounding.

For the quarter ended October 27, 2012 and January 26, 2013, the items reconciling "GAAP" to "Non-GAAP" financial measures are specifically described below:

(a) Acquisition related costs.
(b) Write-off of deferred financing costs.
(c) Provision for income taxes includes the tax effect of the other reconciling items identified herein.

Amounts may not add due to rounding.

30

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Calculation of Cumulative Cash Flows Fiscal 2004 through Fiscal 2013 ($ in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, Net of Proceeds from Asset Sales	Cash Paid for Acquisitions, net of cash acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities (a)	Other Investing Activities (b)	Total Other Financing and Investing Activities
FY-13	$ 106.7	$ (58.8)	$ (330.3)	$ (15.2)	$ 263.5	$ 0.1	$ 263.6
FY-12	65.1	(52.8)	-	(13.0)	7.6	0.9	8.5
FY-11	43.9	(49.2)	(36.5)	(64.5)	47.5	0.2	47.7
FY-10	54.1	(46.6)	-	(4.5)	(4.4)	-	(4.4)
FY-09	126.6	(25.3)	-	(2.9)	(15.7)	(0.1)	(15.8)
FY-08	104.3	(62.3)	0.5	(25.2)	(13.8)	(0.3)	(14.1)
FY-07	108.5	(62.3)	(61.8)	-	7.7	(0.4)	7.3
FY-06	102.3	(47.3)	(65.4)	(186.2)	141.2	(0.3)	140.9
FY-05	87.4	(48.4)	(8.5)	-	(1.8)	22.9	21.1
FY-04	124.2	(28.6)	(175.2)	-	1.3	35.0	36.3
Cumulative	$ 923.1	$ (481.7)	$ (677.2)	$ (311.5)	$ 433.0	$ 58.1	$ 491.1

Cash at July 26, 2003	$ 74.7
Cash at July 27, 2013	18.6
Difference representing beginning cash used during the period	$ 56.1
Total amount provided by Other Financing and Investing Activities and beginning cash on hand	$ 547.2

(a) Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.
(b) Other investing activities represents net cash provided by (used in) investing activities less capital expenditures, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.

Amounts may not add due to rounding.

31

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
($ in 000's)

	Q1-14 Three Months Ended October 26, 2013	Q1-13 Three Months Ended October 27, 2012	Q2-13 Three Months Ended January 26, 2013	Q3-13 Three Months Ended April 27, 2013	Q4-13 Three Months Ended July 27, 2013
Reconciliation of Net income to Adjusted EBITDA (Non-GAAP):					
Net income	$ 18,660	$ 11,861	$ 1,463	$ 7,199	$ 14,666
Interest expense, net	6,886	4,197	5,748	6,637	6,752
Provision for income taxes	12,440	7,641	1,381	4,608	9,380
Depreciation and amortization expense	23,552	15,311	20,819	24,531	24,820
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	61,538	39,010	29,411	42,975	55,618
Gain on sale of fixed assets	(1,865)	(1,581)	(826)	(1,459)	(816)
Stock-based compensation expense	3,506	2,266	2,496	2,513	2,628
Charge for a wage and hour class action litigation settlement	-	-	-	-	495
Acquisition related costs	-	710	5,829	-	224
Write-off of deferred financing costs	-	-	321	-	-
Adjusted EBITDA (Non-GAAP)	$ 63,179	$ 40,405	$ 37,231	$ 44,029	$ 58,149

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Amounts may not add due to rounding.

32

33 (a) Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year presented, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any. (b) Non-GAAP adjustments in FY 2010 reflect adjustments in Q4-10 result from the Company’s 52/53 week fiscal year of $20.1 million. The Q4-10 Non-GAAP adjustments reflect the impact of the additional week in Q4-10 and are calculated by dividing contract revenues by 14 weeks. The result, representing one week of contract revenues, is subtracted from the GAAP-contract revenues to calculate 13 weeks of revenue for Q4-10 on a Non-GAAP basis for comparison purposes. Amounts may not add due to rounding. Appendix: Regulation G Disclosure Contract Revenue and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions) The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth. Revenues from businesses acquired (a) Revenues from storm restoration services Adjustment for extra week as a result of 52/53 week fiscal year (b) Total Adjustment GAAP NON-GAAP FY 2013 1,608.6$ (337.9)$ (16.7)$ -$ (354.6)$ 1,254.0$ 33.9% 4.9%,2 1.1 - (6.0 ,195.1 FY 2012 1,201.1$ -$ (6.0)$ -$ (6.0)$ 1,195.1$ FY 2012 1,201.1$ (54.5)$ (6.0)$ -$ (60.5)$ 1,140.6$ 16.0% 15.4%,035.9 33.8 47.8 988.1 FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ 4.8% 2.0%988.6 - (20.1) 6 .5 FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ (10.7)% (10.5)%Q4-10 1,106.9 - (4.3) 1,082.6 0.0% 0.0% FY 2009 1,106.9$ -$ (24.3)$ -$ (24.3)$ 1,082.6$ Q4-09 # 1,230.0$ (101.9)$ (101.9)$ 1,128.1$ FY 2009 1,106.9$ -$ (24.3)$ -$ (24.3)$ 1,082.6$ (10.0)% (12.0)%,230.0 - - ,230.0 FY 2008 1,230.0$ -$ -$ -$ -$ 1,230.0$ GAAP Contract Revenues NON-GAAP Contract Revenues(a)(b) Organic Growth (Decline) % NON-GAAP ADJUSTMENTS

Appendix: Regulation G Disclosure

Selected Information- Reconciliation of GAAP to Non-GAAP Measures ($ in million's, except per share amounts)

	Fiscal 2009	Fiscal 2010	Fiscal 2011	Fiscal 2012	Fiscal 2013
Adjusting Items:					
Write-off of deferred financing costs	$ 0.6	$ -	$ -	$ -	$ 0.3
(Loss) gain on debt extinguishment, net	$ (3.0)	$ -	$ 8.3	$ -	$ -
Goodwill impairment charges	$ 94.4	$ -	$ -	$ -	$ -
Charges for wage and hour litigation	$ -	$ 1.6	$ 0.6	$ -	$ 0.5
Reversal of interest expense on income tax liabilities	$ (0.3)	$ -	$ -	$ -	$ -
Reversal of certain income tax related liabilities	$ (1.4)	$ (1.0)	$ -	$ -	$ -
Valuation allowance on deferred tax asset	$ -	$ 1.1	$ -	$ -	$ -
Acquisition related costs	$ -	$ -	$ 0.2	$ -	$ 6.8
Pre tax effect of Adjusting Items	$ 91.7	$ 1.6	$ 9.1	$ -	$ 7.6
After tax effect of Adjusting Items	$ 74.0	$ 0.9	$ 5.8	$ -	$ 4.6
Reconciliation of Net Income (GAAP) to EBITDA- Adjusted (Non-GAAP)					
Net income (loss) (GAAP)*	$ (53.2)	$ 5.8	$ 16.1	$ 39.4	$ 35.2
Provision (benefit) for income taxes	(1.4)	4.9	12.4	25.2	23.0
Pre-tax income (loss)	(54.5)	10.7	28.5	64.6	58.2
Interest expense (income), net	14.5	14.2	15.9	16.7	23.3
Depreciation	58.6	57.2	55.8	56.2	64.8
Amortization	6.8	6.4	6.7	6.5	20.7
EBITDA	25.4	88.5	106.9	144.0	167.0
Gain on sale of fixed assets	(3.9)	(7.7)	(10.2)	(15.4)	(4.7)
Stock-based compensation expense	3.9	3.4	4.4	7.0	9.9
Pre-tax effect of Adjusting Items (from above) (a)	92.0	1.6	9.1	-	7.6
EBITDA - Adjusted (Non-GAAP)	$ 117.2	$ 85.8	$ 110.2	$ 135.5	$ 179.8
(a) Amounts exclude items already added back into the calculation of EBITDA					
Reconciliation of Net Income (GAAP), to Net Income - Non-GAAP (Non-GAAP)					
Net income (loss) (GAAP)*	$ (53.2)	$ 5.8	$ 16.1	$ 39.4	$ 35.2
Adjusting Items from above, after tax	74.0	0.9	5.8	-	4.6
Net income - Non-GAAP	$ 20.9	$ 6.8	$ 21.9	$ 39.4	$ 39.8
Total contract revenues	$ 1,106.9	$ 988.6	$ 1,035.9	$ 1,201.1	$ 1,608.6
EBITDA (from above) as a percentage of contract revenues	2.3%	9.0%	10.3%	12.0%	10.4%
EBITDA - Adjusted (Non-GAAP) (from above) as a percentage of contract revenues	10.6%	8.7%	10.6%	11.3%	11.2%

* Fiscal 2009 net income includes $0.1 million loss from discontinued operations, net of tax which has been excluded from Non-GAAP results.

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Amounts may not add due to rounding.

34

Investor Presentation December 2013